DEF 14A Notice & Proxy

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐      Soliciting Material Pursuant to Section 240.14a-12

Buckeye Ventures, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting Of Stockholders

BUCKEYE VENTURES, INC.

(formerly WORLD WIDE MOTION PICTURES CORPORATION)

CORPORATE OFFICE

4455 LAMONT STREET #3

SAN DIEGO, CA 92109

Notice of Annual Meeting of Stockholders

To be held July 18, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Buckeye Ventures, Inc., a Michigan corporation ("the Company") will be held at the law offices of Dykema Gossett, 201 Townsend Street, Suite 900, Lansing, Michigan 48933, on Monday, July 18, 2006, at 5:00 P.M., Eastern Standard Time, for the following purposes:

1. To elect 3 directors for a term of three years expiring in 2009 and until their successors are duly elected and qualify. If proposal 1 (providing for the annual election of directors) is approved, the terms of these 3 directors will expire at the 2009 annual meeting of shareholders. If proposal 1 is not approved, the terms of these 3 directors will expire at such time as their successors have been duly elected and qualify.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

In accordance with the Company's Annual Meeting voting practices, all stockholder proxies, ballots and voting materials will be inspected and tabulated by independent inspectors of election present at the Annual Meeting.

The Board of Directors has fixed the close of business on the 3rd day of July, 2006, as the record date for the determination of stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof, and accordingly, only stockholders of record of common stock at the close of business on such date will be entitled to vote at said meeting.

By Order of the Board of Directors,

Larry Weinstein, Secretary
San Diego, California
July 3, 2006

NOTE: THE ANNUAL MEETING WILL START PROMPTLY AT 5:00 P.M. IN THE AFTERNOON, EASTERN STANDARD TIME AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING. TO AVOID DISRUPTION, ADMISSION MAY BE LIMITED ONCE THE MEETING STARTS. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY (C/O WORLD WIDE MOTION PICTURES CORPORATION, 2120 MAIN STREET, SUITE 180, HUNTINGTON BEACH, CA 92648) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY. YOU MAY NOT APPOINT MORE THAN THREE PERSONS TO ACT AS YOUR PROXY AT THE MEETING.

Table of Contents

INDEX

Notice of Annual Meeting
Proxy Statement
Proxy
Nominees for Directors

Table of Contents

Proxy Statement

The enclosed Proxy is solicited by the Board of Directors of Buckeye Ventures, Inc., (the "Company"), a Michigan corporation, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and use at the Annual Meeting of Shareholders to be held at the Law Offices of Dykema Gossett, 201 Townsend Street, Suite 900, Lansing, Michigan 48933, on July 18, 2006, at 5:00 p.m. Eastern Standard Time or at any adjournment or adjournments thereof. This solicitation is being made by mail and electronic transmission. The Company may also use its officers and regular employees to solicit proxies from shareholders either in person or by telephone, telegraph or letter without additional compensation. The Company will pay the entire cost of solicitation, which represents the amounts normally expended for solicitation relating to an uncontested election of directors. Such costs include charges from brokers and other custodians, nominees and fiduciaries for distributing proxies and other proxy materials to the beneficial owners of the common stock class of securities of the Company (the "Common Stock").

The Common Stock of the Company is the only outstanding class of voting securities. Each shareholder of record at the close of business on July 3, 2006 (the "record date") is entitled to vote at the meeting. As of the close of business on the record date, the Company had 98,523,618 shares outstanding. Each share is entitled to one vote on each of the matters to come before the meeting and is not entitled to cumulative voting rights. A majority of the outstanding shares of the Common Stock of the Company will constitute a quorum for the meeting.

The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Buckeye Ventures, Inc., c/o World Wide Motion Pictures Corporation, 2120 Main Street, Suite 180, Huntington Beach, California, 92648, Attention: Secretary, or hand delivered to the Secretary or presiding officer, before the taking of the vote at the Annual Meeting.

Proxies returned to the Company and properly executed will be voted in accordance with shareholders' instructions. Shareholders are urged to specify their choices by marking the enclosed Proxy. Any Proxy which is not revoked and which does not otherwise indicate a preference will be voted in favor of the nominees for director as set forth on the attached nominee list. The Proxies also give the Board of Directors discretionary authority to vote the shares represented thereby on any matter which was not known on the date of this Proxy Statement but may properly be presented for action at the meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed form of Proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the Proxy would be entitled to vote.

The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock of the Company is required to approve the election of directors as set forth on the attached nominee list and other matters to be acted upon at the Annual Meeting.

An abstention is deemed 'present' but is not deemed a 'vote cast'. As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker 'non-votes' and the shares as to which a shareholder abstains are included in determining whether a quorum is present.

In accordance with the Company's bylaws, the Annual Meeting may be adjourned or postponed, including by the Chairman, in order to permit the solicitation of additional Proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND SALARY COMPENSATION OF MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of July 3, 2006, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person shown is c/o World Wide Motion Pictures Corporation, 2120 Main Street, Suite 180, Huntington Beach, CA 92648.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Also included in the table is annual salary compensation of management, where appropriate.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT BENEFICIALLY OWNED	PERCENT OF CLASS	ANNUAL SALARY COMPENSATION (IF CORPORATE OFFICER)
Alan Mintz, Chairman of the Board, CEO and Director	32,231,054	32.7	$150,000
Paul D. Hancock, Vice Chairman of the Board and Director	8,793,384	8.9	90,000
Larry Weinstein, Secretary and Director	32,231,052	32.7	150,000
Larry Epstein, Esq., Director	405,333	*
Al Roach, Jr., Esq., Director	0	*
Adam Taylor, Director	40,000	*
Randy Eakin, CPA, Director	0	*
All Officers and Directors as a group (7 persons)	73,700,823	74.8

* less than one percent

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to our considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board and each of the Board's committees perform annual self-evaluations. We have a comprehensive Code of Conduct and Statement of Ethics in Business Transactions that can be found on the Company's website.

The Board of Directors has one regularly scheduled meeting each year, but may meet more frequently. The Board has already met once in 2006, on March 26. All members, including those eligible for re-election, were in attendance. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Shareholders, we strongly encourage all directors to participate.

Our company, since its incorporation in 1980, has maintained several separate standing committees of the Board of Directors. Each committee consists of at least three members of the Board of Directors, as elected by the Board, and reports directly to the Board. The administrative committees of the Board of Directors are detailed as follows:

EXECUTIVE COMMITTEE

As provided in our Company's corporate governance principles, the Executive Committee of the Board of Directors is responsible for general oversight and policy implementation relative to corporate strategy and operations. The Executive Committee acts on behalf of the Board of Directors in matters of corporate operations and policy, except for certain powers reserved exclusively to the Board of Directors. In addition, the Executive Committee may assist in identifying potential new members for the Board of Directors as detailed below under "Nomination of Directors," subject to review by the independent Nomination and Compensation Committee, and may assist in identifying potential executive officers, subject to review by the Personnel Committee.

FINANCE COMMITTEE

As provided in our Company's corporate governance principles, the Finance Committee of the Board of Directors is responsible for reviewing the banking and financial activities of the Company and making recommendations to the Board and the Executive Committee with respect to those matters, as well as any other matters affecting the business and affairs of the Company that may be referred to it by the Chief Executive Officer, the Chairman of the Board or the Executive Committee.

PERSONNEL COMMITTEE

As provided in our Company's corporate governance principles, the Personnel Committee of the Board of Directors is responsible for reviewing the qualifications and background of prospective officers of and consultants to the Company, interviewing those persons where appropriate and making recommendations to the Board or the Executive Committee regarding each candidate's suitability for the position in question. The Personnel Committee may also recommend compensation, subject to review by the independent Nomination and Compensation Committee.

AUDIT COMMITTEE

As set forth in the Audit Committee Charter adopted by the Board of Directors, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibility with respect to matters relating to the Company's accounting, reporting and auditing policies and practices.

Whereas responsibility for the accuracy and fairness of the Company's financial statements rests with management, the Audit Committee's role is one of independent oversight over the financial accounting and reporting process. Such oversight responsibilities include reviewing (1) the financial information provided to shareholders and others, (2) systems of internal controls established by management and the Board of Directors and (3) the audit process.

The Audit Committee has reviewed the Company's audited financial statements for fiscal 2005 and discussed them with management.

The Company's independent PCAOB auditor, Michael T. Studer, CPA P.C., which is responsible to the shareholders and reports directly to the Audit Committee and Board of Directors, has discussed with the Audit Committee matters such as the auditor's role and responsibility in connection with an audit of the Company's financial statements, significant accounting policies, the reasonableness of significant judgments and accounting estimates, significant audit adjustments, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has received from Michael T. Studer, CPA P.C. written disclosures regarding all relationships between Michael T. Studer, CPA P.C. and its related entities and the Company and its related entities that in the professional judgment of Michael T. Studer, CPA P.C. may reasonably be thought to bear on independence. Michael T. Studer, CPA P.C. has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the Securities Act of 1933, as amended, and the Audit Committee has discussed such matters with Michael T. Studer, CPA P.C.

The Audit Committee, based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the U.S. Securities and Exchange Commission ("SEC") and recommended that the audited financial statements with regard to the Share Exchange/Reverse Acquisition be included in the Company's 8-K/A filed June 13, 2006. In addition, the Audit Committee reviews the Company's un-audited financial statements and SEC filings, which in the past year have included 10QSB, DEF 14C and 14F1 documents.

The Audit Committee has discussed with Company management the Company's audit results, any significant recommendations for improvement of the Company's accounting systems and controls, and any recent Financial Accounting Standards Board ("FASB"), SEC, or other regulatory agency pronouncements that might affect the company's financial statements.

Board directors Al Roach, Jr., Esq., Larry Epstein, Esq., Adam Taylor and Randy Eakin, CPA constitute the Audit Committee. The Board of Directors believes that each of these members is "independent" as that term is defined in Rule 4200 (a) (15) of the National Association of Securities Dealers ("NASD") listing standards and as set forth in the Securities Exchange Act of 1934, as amended, under Section 10A(m); and that each of these members qualifies as an audit committee "financial expert" as that term is defined under Item 401(e) of SEC Regulation S-B.

NOMINATION AND COMPENSATION COMMITTEE

As provided in our Company's corporate governance principles, the Nomination and Compensation Committee is responsible for identifying individuals qualified to become members of the Board of Directors and reviewing and evaluating such candidates. This committee is also responsible for reviewing and recommending compensation for corporate officers and consultants. The Nomination and Compensation Committee is comprised entirely of "independent" directors, as defined under NASD listing standards and SEC rules.

NOMINATION OF DIRECTORS

Potential members of the Board of Directors are identified and evaluated by the Nomination and Compensation Committee. Input is provided from a number of sources, including members of Executive and Personnel committees, other directors and officers, our shareholders, and third parties. In evaluating potential candidates for directorship, the Nomination and Compensation Committee considers the entirety of each candidate's credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates must possess:

• High personal and professional ethics and integrity
• A proven ability to exercise sound judgment
• A proven ability to make independent analytical inquiries
• A willingness and ability to devote adequate time and resources to diligently perform Board and committee duties in a timely manner
• Appropriate and relevant business experience and acumen

In addition to these minimum qualifications, the Nomination and Compensation Committee and Board of Directors also take into account the following factors:

• Whether the person possesses specific industry expertise and familiarity with general issues affecting our business
• Whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC") in Item 401 of Regulation S-K
• Whether the person would qualify as an "independent" director under the listing standards of the NASD
• The importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight
• The importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise

The Nomination and Compensation Committee will consider director candidates recommended by shareholders provided such recommendations are submitted in accordance with the procedures set forth below, in order to provide for an orderly and informed review and selection process.

• The recommendation must be made in writing to the Corporate Secretary, Larry Weinstein.
• The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person's ownership of the Company's common stock.
• The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references.
• The recommendation shall also include a statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the NASD and the SEC, as in effect at that time.

All candidates submitted by shareholders will be evaluated by the Nomination and Compensation Committee according to the criteria discussed above and in the same manner as all other director candidates.

COMPENSATION OF DIRECTORS

Directors are compensated annually with ten thousand (10,000) shares of fully paid authorized lettered Common Stock securities of the Company. In addition, they receive compensation of $1,000 for each meeting of the Board of Directors that they attend in person, and $300 for each such meeting in which they participate telephonically.

BUSINESS AT THE ANNUAL MEETING

At the annual meeting, the Company's shareholders will consider and vote upon the following matters:

1. To elect 3 directors to the Board of Directors with a term ending at the 2009 annual meeting (see attached nominee list).
2. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth in this Proxy Statement) will be voted in favor of the following:

(i) The election of the 3 nominees for director nominated by the Board of Directors as described in this Proxy Statement.

In the event a shareholder specifies a different choice by means of the enclosed Proxy, his or her shares will be voted in accordance with the specifications so made.

SHAREHOLDER PROPOSALS

If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and would like to have that proposal submitted on the Company's proxy statement and form of proxy, such proposal must be received by the Company no later than March 10, 2007, or 120 days before mailing of the Proxy Statement for the next Annual Shareholders Meeting, whichever is later. The Company anticipates that it will hold its next Annual Shareholders Meeting July 18, 2007.

VOTE REQUIRED AND RECOMMENDATION

Management and the Board of Directors recommend a vote FOR approval of the attached three nominees to the Board of Directors of the Company (Item 1 on the Proxy).

MISCELLANEOUS MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. However, if any proper matters are brought before the meeting, the person named in the enclosed Proxy will vote them as the Board of Directors may recommend.

At the Annual Meeting of Shareholders, in addition to the matters describe above, there will be an address by the Chairman and Vice Chairman of the Board of Directors and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of the Company. Representatives of Michael T. Studer CPA P.C., the Company's independent auditors, will be present, in person or by telephone, at the Annual Meeting and will have the opportunity to make a statement if they so desire. Those representatives are also expected to be available to respond to appropriate questions.

All shareholders of record on July 3, 2006 are or upon request will be provided a copy of the Company's 2005 Annual Report to Shareholders (by U.S. mail or electronic forms of transmission) which contains audited financial statements of the Company for the fiscal year ended December 31, 2005 and/or a copy of the Company's Annual Report on Form 10-KSB for 2005.

The Company's principal executive office is located at 4455 Lamont Street #3, San Diego, CA 92109. The mailing address of the Company (for Proxy return) is World Wide Motion Pictures Corporation, 2120 Main Street, Suite 180, Huntington Beach, California 92648, with telephone number (714) 960-7264 and facsimile number (714) 374-0452. The approximate date on which this Proxy Statement and the enclosed Proxy are being mailed to shareholders is July 7, 2006.

By order of the Board of Directors

Buckeye Ventures, Inc.                                                          July 3, 2006
Alan Mintz
Chairman, Board of Directors
c/o World Wide Motion Pictures Corporation
2120 Main Street, Suite 180
Huntington Beach, CA 92648

Proxy

BUCKEYE VENTURES, INC.
(formerly WORLD WIDE MOTION PICTURES CORPORATION)
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JULY 18, 2006

This Proxy is Solicited on Behalf of Management of Buckeye Ventures, Inc., and Will Be Voted

The undersigned hereby appoints Richard D. McLellan, Esq., Thomas P. Anton, CPA, Victoria Morelli or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of Buckeye Ventures, Inc., a public Michigan corporation, to be held at the law offices of Dykema Gossett, 201 Townsend Street, Suite 900, Lansing, Michigan 48933, at 5:00 P.M. Eastern Standard Time, July 18, 2006, and at any adjournment or adjournments thereof, and to vote all shares of stock of said Corporation standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1. To elect 3 directors to the Board of Directors with a term ending at the 2009 annual meeting (see attached nominee list):

FOR ___________ AGAINST __________ ABSTAIN ___________

VOTE FOR all nominees listed in attached nominee list, except vote withheld from the following nominees (if any):

(INSTRUCTIONS: To withhold authority to vote for an individual nominee, print that nominee's name on the line provided below).

_____________________________     _________________________________

VOTE WITHHELD from all nominees [    ]

2. In their discretion on such other matters as may properly come before the Annual Meeting and any adjournments thereof, in their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

FOR __________ AGAINST ___________ ABSTAIN __________

Management and the Board of Directors recommend a vote FOR approval of the attached 3 nominees to the Board of Directors.

This Proxy, when properly executed, will be voted in the manner directed herein but, where no direction is given, this Proxy will be voted FOR approval of the attached 3 nominees to the Board of Directors of the Company in item 1.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting dated July 3, 2006, and (ii) the proxy statement dated July 3, 2006.

PLEASE DATE AND SIGN HERE:

Print Name(s): _________________________________

                      _________________________________

Signature(s): ___________________________________     Date: __________

                   ___________________________________     Date: __________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as Attorney, executor, officer, administrator, guardian or trustee, please give full title as such. A Proxy executed by a corporation should be signed in its corporate name by an authorized officer.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY TO:

Buckeye Ventures, Inc.
Attn: Larry Weinstein, Secretary, Board of Directors
c/o World Wide Motion Pictures Corporation
2120 Main Street, Suite 180
Huntington Beach, CA 92648

Please check here if you plan to attend the meeting [    ]

Nominees for Directors

NOMINEES FOR DIRECTORS

OF THE BOARD OF DIRECTORS OF

BUCKEYE VENTURES, INC.

(Item 1 on the Proxy)

The Nominees for the term ending 2009: (alphabetical order)

NAME, POSITION WITH THE COMPANY, AND COMMITTEE MEMBERSHIP	BRIEF BACKGROUND	DIRECTOR SINCE
Alfred Roach, Jr., Esq. Corporate Director - Audit, Chairman - Finance	Mr. Roach is a Principal of the firm Callahan/Roach & Garofalo, which he founded in 1991. He has over thirty-five years of experience in the HVAC industry, having served as an HVAC industry contractor and industry consultant. The firm Callahan/Roach & Garofalo is a leading national consulting and training firm specializing in the HVAC industry. In 1991 Mr. Roach together with his partner, Mr. Mike Garofalo, also founded Callahan/Roach Products & Publications, a leading flat rate pricing system for the HVAC industry. From 1997 to 2000, Mr. Roach served as President of the commercial/industrial division of Group Maintenance of America Corp., a NYSE company. Mr. Roach practiced law in Atlanta, GA from 1972 through 1986.	2006
Adam Taylor Corporate Director - Audit - Personnel, Chairman	Mr. Taylor is currently President of Associated Production Music, the world's largest music production company, having the largest available collection of original production music. He has held this position since 2001. For more than the past twenty years, Mr. Taylor has specialized in providing consulting services to intellectual property companies, organizations and individuals related to optimizing the economic value of copyrights, trademarks and patents. From 1979 to 1989, Mr. Taylor served as the Chief Executive Officer and President of Caswell-Massey, the oldest chemist and perfumers in the U.S., established in 1752. Mr. Taylor also was a founding partner of a firm that developed entertainment properties, including several television series from 1990 to 1996.	2006
Randy Eakin, CPA Corporate Director - Audit - Finance	Mr. Eakin was most recently Senior Vice President and Chief Financial Officer for Swope Community Enterprises, a holding company with member companies operating in the healthcare, real estate development and urban planning industries. Swope had over $300 million of annual revenues and more than 500 employees. Prior to Swope, Mr. Eakin served at the Director level at P.F. Chang's China Bistro, Inc., a national publicly held multi-unit restaurant company operating two concepts in the Asian niche with annualized revenues of $775 million and over 16,500 employees. Certain of his duties at P.F. Chang's included matters of corporate finance, including the establishment of formal processes and infrastructure for Sarbanes-Oxley compliance. Mr. Eakin's background also includes high level positions at Sprint Nextel Corporation and PriceWaterhouseCoopers with extensive experience in the areas of auditing, risk management and corporate financial planning and analysis.	2006